Exhibit 99.1

Occam Networks Announces Q2 2004 Results

New Customers and RUS Listing Provide Highlights for the Company

SANTA BARBARA, Calif. – August 4, 2004 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today reported results for the second quarter of 2004, which ended June 27, 2004. The company reported revenue for the quarter of $3.185 million, showing substantial growth over the same period last year.

During Q2, Occam added six new customers. Two of these new customers placed multi-million dollar orders. Delivery of the majority of these two orders is expected to occur in Q3 and Q4 of this year. Additionally, the BLC 6000 became available on the United States Department of Agriculture’s Rural Utilities Service (RUS) List of Materials on June 28, enabling qualified rural telephone companies to purchase the Broadband Loop Carrier with long-term, low interest loans from the federal government. The terms of RUS contracts will delay recognition of revenue in some cases. The BLC 6000 now accounts for essentially all of the company’s revenue.

“Over the last several quarters we have added between five and ten new customers per quarter, and last quarter we started over a dozen new trials,” said Bob Howard-Anderson, president and CEO of Occam Networks. “With this continued trend of new customer adoption and now the RUS listing, we believe we are well positioned to drive additional revenue growth in the coming quarters.”

Since introducing the BLC 6000 last year, Occam has continued to add new functionality to the platform; increasing system capacity, adding greater applications flexibility, and improving service delivery and

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network management capabilities. During Q2, the company demonstrated a new ADSL2Plus blade for the Broadband Loop Carrier to multiple customers, as well as demonstrated Video-over-ADSL2Plus at SUPERCOMM 2004 in Chicago.

“Because ADSL2Plus offers a number of improvements, such as better performance, improved power management and more line diagnostic capabilities, we believe it will become the new standard for DSL subscriber lines,” Howard-Anderson continued. “The ability to provide the newest and best technology is key to expanding our customer base and growing our market share.”

Q2 2004 gross margins continued to be affected by field repair and rework costs. These field repairs have been the result of product failures caused by severe power surge events, including lightning strikes, particularly when the BLC 6000 has been deployed in areas of high storm activity or insufficient power and grounding. Recent design improvements have shown, at customers and independent test laboratories, a much greater tolerance for power surge issues and we believe they will solve this problem. Lowering the failure rate would have a significant positive effect on gross margin.

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q2 2004 EARNINGS

Starting at 1:30 p.m. Pacific time on Wednesday, August 4, 2004, Occam Networks will conduct a conference call to report earnings for Q2 2004. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 for U.S. callers. The pass-code required for participation is 89876 and the call leader is Howard Bailey.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q2 2004. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

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SUMMARY FINANCIAL INFORMATION:

OCCAM NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended
	June 27 2004	March 28 2004	June 30 2003
Net revenue	$3,185	$3,240	$1,280
Cost of revenue	4,165	3,375	1,271

Gross Profit (loss)	(980)	(135)	9
Operating Expenses:
Research and product development	1,750	1,856	3,442
Sales and marketing	1,819	1,324	1,440
General and administrative	572	503	509

Total operating expenses	4,141	3,683	5,391

Loss from operations	(5,121)	(3,818)	(5,382)
Interest expense, net	(26)	(35)	(32)

Non-GAAP loss before income taxes	(5,147)	(3,853)	(5,414)
Income tax benefit	—	—	—
Non-GAAP net loss	$(5,147)	$(3,853)	$(5,414)

Reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders:
Non-GAAP net loss	$(5,147)	$(3,853)	$(5,414)
Non-GAAP exclusions:
Deferred stock-based compensation	223	262	321
Beneficial conversion feature on series A-2 preferred stock and warrants	557	2,510	—
Interest attributable to common stock potentially subject to rescission	—	—	(700)
GAAP net loss attributable to common stockholders:	$(5,927)	$(6,625)	$(5,035)

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OCCAM NETWORKS INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended
	June 27 2004	March 28 2004	June 30 2003
Net Revenue	$3,185	$3,240	$1,280
Cost of revenue	4,165	3,375	1,271

Gross Profit (loss)	(980)	(135)	9
Operating Expenses (1):
Research and product development	1,928	2,057	3,692
Sales and marketing	1,854	1,361	1,484
General and administrative	582	527	536

Total operating expenses	4,364	3,945	5,712

Loss from operations	(5,344)	(4,080)	(5,703)
Interest expense, net	(26)	(35)	(32)

Loss before beneficial conversion feature and interest attributable to common stock potentially subject to recission	(5,370)	(4,115)	(5,735)
Income tax benefit	—	—	—
Net loss	(5,370)	(4,115)	(5,735)

Beneficial conversion feature on series A-2 preferred stock and warrants	(557)	(2,510)	—
Interest attributable to common stock potentially subject to rescission	—	—	700
Net loss attributable to common stockholders	$(5,927)	$(6,625)	$(5,035)

(1) Amortization of deferred stock-based compensation included in:
Research and product development	$178	$201	250
Sales and marketing	35	37	44
General and Administrative	10	24	27

	$223	$262	$321

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OCCAM NETWORKS INC.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	As of June 27 2004	As of March 28 2004	As of June 30 2003
Assets
Cash and cash equivalents	$9,974	$15,266	$7,901
Restricted cash	935	935	750
Accounts receivable	2,737	2,443	1,412
Inventories	3,076	2,275	862
Prepaid and other current assets	1,397	1,335	736

Total current assets	18,119	22,254	11,661
Property and equipment, net	1,821	1,857	2,642
Other assets	219	247	362

Total assets	$20,159	$24,358	$14,665
Liabilities, Preferred Stock and Stockholder’s Equity
Accounts payable	$2,496	$3,579	$1,991
Accrued expenses	3,817	2,902	2,251
Capital lease obligations and notes payable, current	542	696	764

Total current liabilities	6,855	7,177	5,006
Capital lease obligations and notes payable, noncurrent	757	809	1,258

Total liabilities	7,612	7,986	6,264
Preferred stock	21,035	19,712	0
Preferred warrant	210	71	0
Common stock	268	268	265
Additional paid in capital	87,465	87,714	87,270
Warrants	454	454	454
Cumulative translation adjustment	—	—	34
Deferred stock compensation	(1,006)	(1,339)	(2,446)
Accumulated deficit	(95,879)	(90,508)	(77,176)

Preferred Stock and Stockholder’s Equity	12,547	16,372	8,401

Total Liabilities, Preferred Stock and Stockholder’s Equity	$20,159	$24,358	$14,665

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Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward–Looking Statements

Portions of this press release contain forward-looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Howard Bailey Chief Financial Officer Occam Networks Inc. +1 805 692 2908 hbailey@occamnetworks.com	Holly Hagerman Connect Public Relations +1 801 373 7888 hollyh@connectpr.com

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